Exhibit 10.2
LENNOX INTERNATIONAL INC.
Long-Term Incentive Award Agreement
U.S. Employees — Vice President and Above
THIS AGREEMENT (“Agreement”) is made as of _____ (the “Award Date”), by and between Lennox International Inc., a Delaware corporation (the “Company”), and _____ (“Participant”).
The Company has adopted the Lennox International Inc. 2010 Incentive Plan, as amended and restated (the “Plan”), the terms of which are incorporated by reference and made a part of this Agreement, for the benefit of eligible employees, directors, consultants or advisors of the Company and its Subsidiaries (together, “LII”). Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in the Plan.
Pursuant to the Plan, the Committee, which has responsibility for administering the Plan, has determined that it is in the interest of the Company and its stockholders to make the awards provided in this Agreement in order to increase Participant’s personal interest in the continued success and progress of the Company, to foster and enhance the long-term profitability of the Company for the benefit of its shareholders by offering the incentive of long-term rewards, and to encourage Participant to remain in the employ of LII.
The Company and Participant therefore agree as follows:
1. Grant of Awards. Subject to the terms and conditions in this Agreement, the Company grants to Participant on the Award Date:
(a) PSU Award — for the period beginning on _____ and ending on _____ (the “Performance Period”), an award of _____ performance share units (“PSUs” and such award, the “PSU Award”);
(b) RSU Award — for the period beginning on _____ and ending on _____ (the “Retention Period”), an award of _____ Restricted Stock Units (“RSUs” and such award, the “RSU Award”); and
(c) SAR Award — for the period beginning on _____ and ending on __________ (the “SAR Period”), _____ Stock Appreciation Rights (“SARs” and such award, the “SAR Award”) at a grant price of $ _____ per share of Common Stock (the Fair Market Value of a share of Common Stock on the date of grant).

2. Conditions for Vesting.
(a) PSU Award — Fifty percent (50%) of the PSU Award is based upon achievement of core net income growth rate performance goals (“Net Income”) for the Performance Period, and fifty percent (50%) of the PSU Award is based upon achievement of return on invested capital performance goals (“ROIC”) for the Performance Period. Subject to Section 5 of this Agreement, at the end of the Performance Period, the Committee will evaluate the Company’s attained levels of performance with respect to Net Income and ROIC to determine the number of whole PSUs earned, if any, by Participant (the “Earned PSUs”). The Committee will determine Participant’s total Earned PSUs for such period by reference to the following performance matrix:
PSU Award — Performance Goals

	Threshold	Target	Maximum
Earned PSUs Payout Levels	50%	100%	200%
Net Income: 3-year compound annual growth rate
ROIC: 3-year weighted average*

*	lowest-year ROIC weighted 20%, remaining years weighted 40% each
If, at the end of the Performance Period, the threshold, target or maximum performance goal set forth in the performance matrix above has been attained for either or both of the Net Income or ROIC performance goals, Participant will vest in Earned PSUs as provided in the performance matrix set forth above. If the attained level of performance for either performance goal is between the threshold and target, or between the target and maximum, performance goals set forth in the performance matrix above, Earned PSUs for such performance goal will be determined on an interpolated basis.
(b) RSU Award — Subject to Section 5 of this Agreement, at the end of the Retention Period, the RSU Award will vest (the “Earned RSUs”).
(c) SAR Award — Subject to Section 5 of this Agreement, the SAR Award may be exercised only to the extent the SAR Award has become vested (the “Earned SARs”) according to the following schedule:

Date	SARs Vested
_______________	33 1/3%
_______________	66 2/3%
_______________	100%
Earned SARs may be exercised in whole or in part at any time until expiration of the SAR Period, subject to Section 5 of this Agreement.

3. Method and Time of Payment.
(a) PSU Award — Except as otherwise provided in Section 5, Earned PSUs will be paid within 2.5 months following the end of the Performance Period, minus any shares of Common Stock withheld for taxes pursuant to Section 4 below. Earned PSUs will be paid in the form of the nearest number of whole shares of Common Stock which is equal to or less than the Earned PSUs determined by the reference to the performance matrix specified in Section 2(a) above.
(b) RSU Awards — Except as otherwise provided in Section 5, Earned RSUs will be paid within 30 days following the end of the Retention Period. Earned RSUs will be paid in whole shares of Common Stock equal to the number of Earned RSUs, minus any shares of Common Stock withheld for taxes pursuant to Section 4 below.
(c) SAR Award — Subject to withholding for taxes pursuant to Section 4 below, within 30 days of the date of exercise, the Company will deliver to Participant for each Earned SAR that is being exercised (“Exercised SAR”) a number of shares of Common Stock, in the form of the nearest number of whole shares of Common Stock, equal to the excess (if any) of the most recent publicly quoted sale price of a share of Common Stock at the time of exercise over the grant price of the SAR on the Award Date. If on the last day of the SAR Period (i) the Fair Market Value of a share of Common Stock exceeds the grant price of the SAR on the Award Date, (ii) Participant has not exercised the Earned SARs and (iii) the SAR Award has not otherwise been cancelled, then the Earned SARs will be deemed to have been exercised by Participant as of such day, and the Company will settle the Exercised SARs in accordance with this Section 3(c).
4. Withholding for Taxes. Participant acknowledges and agrees that the Company may deduct from the shares of Common Stock otherwise deliverable in connection with Earned PSUs, Earned RSUs and Exercised SARs a number of whole shares of Common Stock (in the case of Earned PSUs and Earned RSUs, valued at the Fair Market Value of Common Stock on the date of distribution of the Earned PSUs and Earned RSUs; in the case of Earned SARs, valued at the most recent publicly quoted sale price of Common Stock at the time of exercise of the Earned SARs) that is equal to no more than the minimum statutory amount of all Federal, state and local taxes required to be withheld by the Company in connection with such delivery, as determined by the Company.
5. Termination of Employment. Unless otherwise determined by the Committee in its sole discretion, the PSU Award, the RSU Award and the SAR Award will terminate at the times specified below:
(a) If, prior to the end of the Performance Period, Retention Period or SAR Period, Participant terminates employment with LII voluntarily or is terminated by LII for Cause (as defined in any applicable employment agreement between LII and Participant or as determined by the Committee in its sole discretion in the absence of any such employment agreement), then, immediately after Participant’s termination, the PSU Award, RSU Award or SAR Award will be cancelled.

(b) If, prior to the end of the Performance Period, Retention Period or SAR Period, Participant’s employment with LII is terminated by LII not for Cause, then, (i) immediately after Participant’s termination, the PSU Award or RSU Award will be cancelled, and (ii) immediately after Participant’s termination, the Earned SARs will continue to be exercisable subject to the SAR Period for 90 days following Participant’s termination, and the remainder of the SAR Award will be cancelled.
(c) If, prior to the end of the SAR Period, Participant’s employment with LII is terminated by LII for any reason within one year following a Change in Control, then the Earned SARs will continue to be exercisable subject to the SAR Period for 90 days following Participant’s termination, and the remainder of the SAR Award will be cancelled.
(d) If, prior to the end of the Performance Period, Retention Period or SAR Period, Participant’s employment with LII terminates by reason of Participant’s retirement, and in connection with such termination of employment (i) Participant is at least 65 years of age, (ii) Participant is at least 62 years of age and has achieved at least 10 years of service with LII or (iii) the number of years of service Participant has achieved with LII plus Participant’s age equals at least 80, then (x) Participant will earn a pro rata amount of the PSU Award based upon the Company’s attainment of its performance goals in accordance with the performance matrix described in Section 2(a) above, determined at the end of the Performance Period, and the remainder of the PSU Award will be cancelled, (y) Participant will earn a pro rata amount of the RSU Award based upon the portion of the Retention Period during which Participant served as an employee of LII, determined as of the date of such retirement, and the remainder of the RSU Award will be cancelled, and (z) the Earned SARs will continue to be exercisable for the remainder of the SAR Period, and the remainder of the SAR Award will be cancelled. In the case of the PSU Award, any pro rata amount earned will be payable within 2.5 months after the end of the Performance Period, and in the case of the RSU Award, any pro rata amount earned will be payable within 30 days after the end of the Retention Period.
(e) If, prior to the end of the Performance Period, Retention Period or SAR Period, Participant dies or incurs a Disability, then (i) Participant, or in the event of Participant’s death, Participant’s beneficiary, will earn a pro rata amount of the PSU Award based upon the Company’s attainment of its performance goals in accordance with the performance matrix described in Section 2(a) above (as determined in the sole discretion of the Committee), determined as of the date of death or Disability, and the remainder of the PSU Award will be cancelled, (ii) Participant, or in the event of Participant’s death, Participant’s beneficiary, will earn a pro rata amount of the RSU Award based upon the portion of the Retention Period during which Participant served as an employee of LII, determined as of the date of death or Disability, and the remainder of the RSU Award will be cancelled, and (iii) the SAR Award will become fully vested and exercisable and will continue to be exercisable for the remainder of the SAR Period. In the case of the PSU Award, any pro rata amount earned will be payable within 2.5 months after the date of death or Disability, and in the case of the RSU Award, any pro rata amount earned will be payable within 30 days after the date of death or Disability.

6. No Stockholder Rights. Participant will not be deemed for any purpose, including voting rights and dividends or dividend equivalents, to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which the PSU Award, the RSU Award or the SAR Award relate until such shares are issued to Participant by the Company. The existence of this Agreement will not affect the right or power of the Company or its stockholders to accomplish any corporate act.
7. Restrictions Imposed by Law. Participant agrees that the Company will not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock may be listed or quoted. The Company will not be obligated to take any affirmative action to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
8. Notice. Unless the Company notifies Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement must be in writing and delivered personally or by first class mail, postage prepaid, to the following address:
Lennox International Inc.
c/o Corporate Secretary
2140 Lake Park Boulevard
Richardson, Texas 75080
Any notice or other communication to Participant with respect to this Agreement must be in writing and delivered personally, or sent by first class mail, postage prepaid, to Participant’s address as listed in the records of the Company on the Award Date, unless the Company has received written notification from Participant of a change of address.
9. Amendment. This Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 4.2 of the Plan.
10. Participant Employment. Nothing contained in this Agreement, and no action of the Company or the Committee, will confer or be construed to confer on Participant any right to continue in the employ of LII or interfere in any way with the right of LII to terminate Participant’s employment at any time, with or without cause, subject, however, to the provisions of any employment agreement between Participant and LII.

11. Governing Law. This Agreement is governed by Delaware law.
12. Construction. This Agreement is entered into, and the PSU Award, RSU Award and SAR Award are granted, pursuant to the Plan and are governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee under the Plan. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control.
13. Entire Agreement. Subject to the provisions of any applicable written employment agreement or change in control agreement between Participant and LII, this Agreement contains the entire agreement between the parties to this Agreement with respect to the PSU Award, the RSU Award and the SAR Award and replaces and makes null and void any prior agreements, oral or written, between Participant and the Company regarding the PSU Award, the RSU Award and the SAR Award.
14. Participant Acceptance. Participant must accept the terms and conditions of this Agreement by electronic signature or by signing in the space below and returning a signed copy to the Company.

ACCEPTED:

Signed:
«First» «Last»

Date:
«Date»